                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                         THE BANK OF NEW YORK COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[BANK OF NEW YORK COMPANY LOGO]              One Wall Street, New York, NY 10286
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF THE BANK OF NEW YORK COMPANY, INC.

Notice of the Annual Meeting of Shareholders of The Bank of New York Company, Inc. (the "Company").

WHERE: AT THE BANK OF NEW YORK, 101 BARCLAY STREET, NEW YORK, NEW YORK.
WHEN: ON TUESDAY, MAY 9, 2000, 10:00 A.M. LOCAL TIME.

TO VOTE ON THE FOLLOWING MATTERS:

     1. To elect fifteen directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;

     2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year;

     3. To consider a shareholder proposal relating to term limits for directors;

     4. To consider a shareholder proposal relating to the Company's Rights Plan; and

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Shareholders of record at the close of business on March 20, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment.

It is important that your shares be represented at the Annual Meeting. Please vote regardless of whether you plan to attend the Annual Meeting, so that your vote may be recorded.

You can vote by:

     - Internet;
     - telephone; or
     - completing, dating, signing and mailing the enclosed proxy card promptly in the return envelope provided.

We hope you will be able to attend.

By order of the Board of Directors,

/s/THOMAS A. RENYI                            /s/ PATRICIA A. BICKET

Thomas A. Renyi                                 Patricia A. Bicket
Chairman of the Board                         Assistant Secretary

March 31, 2000

[BANK OF NEW YORK COMPANY LOGO]                  Wall Street, New York, NY 10286
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROXY STATEMENT

This Proxy Statement is being sent to you in connection with the solicitation of proxies for the Annual Meeting of Shareholders ("Annual Meeting") by the Board of Directors of The Bank of New York Company, Inc. (the "Company", "we" or "us").

THE ANNUAL MEETING WILL BE HELD ON MAY 9, 2000 AT THE BANK OF NEW YORK, 101 BARCLAY STREET, NEW YORK, NEW YORK, AT 10:00 A.M. LOCAL TIME.

The Board of Directors has fixed the close of business on March 20, 2000 as the Record Date. Only shareholders whose names appeared on the books of the Company at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment. The outstanding voting stock of the Company on the Record Date was 739,099,624 shares of Common Stock ($7.50 par value) ("Common Stock"). Each share is entitled to one vote. The Company's By-laws provide that the presence at the Annual Meeting of the holders of a majority of the shares of the Company entitled to vote at such meeting constitutes a quorum for the transaction of business.

A form of proxy is enclosed. Your proxy tells us how to vote your shares at the Annual Meeting.

You can vote your shares by:

     1. Internet,

     2. telephone, or

     3. completing, dating, signing and mailing your proxy card.

Read the enclosed card for instructions on how to vote over the Internet or by telephone.

You have the right to revoke your proxy at any time before it is voted by filing with the Office of the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may attend the Annual Meeting and vote in person whether or not you previously submitted a proxy.

Three officers of the Company have been designated as the proxies to vote shares at the Annual Meeting in accordance with the instructions on the proxy card. Each proxy submitted will be voted as directed, but if you sign and return a proxy card without giving specific voting instructions, your shares will be voted for the election of the nominees for director named in this Proxy Statement, for ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants and against the shareholder proposals set forth in Items 3 and 4 of this Proxy Statement. We are not now aware of any other matters to be presented except for those described in this Proxy Statement. If any other matters are presented at the meeting, the proxies may use their own judgment to decide how to vote your shares. Should any nominee for director named in this Proxy Statement become unable or unwilling to accept nomination or election, which is not anticipated, it is intended that the persons acting as proxies will vote for the election of such other person, if any, as the Board of Directors may recommend.

THE NOMINEES FOR DIRECTOR WHO RECEIVE THE HIGHEST NUMBER OF "FOR" VOTES CAST WILL BE ELECTED. THE "FOR" VOTE OF A MAJORITY OF THE VOTES CAST IS SUFFICIENT TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AND TO APPROVE THE SHAREHOLDER PROPOSALS.

FOR PURPOSES OF DETERMINING THE VOTES CAST WITH RESPECT TO ANY MATTER PRESENTED FOR CONSIDERATION AT THE ANNUAL MEETING, ONLY THOSE CAST "FOR" OR "AGAINST" ARE COUNTED. PURSUANT TO NEW YORK LAW, ABSTENTIONS, BROKER "NON-VOTES" (OR VOTES "WITHHELD" IN THE ELECTION OF DIRECTORS) WILL NOT BE COUNTED. A BROKER NON-VOTE MEANS THAT A BROKER, BANK OR OTHER NOMINEE HOLDING COMPANY SHARES HAS NOT RECEIVED VOTING INSTRUCTIONS FROM THE SHAREHOLDER WITHIN TEN DAYS OF THE MEETING AND THE BROKER, BANK OR NOMINEE CANNOT VOTE THE SHARES. NEW YORK STOCK EXCHANGE ("NYSE") RULES ALLOW BROKERS, BANKS AND OTHER NOMINEES TO VOTE SHARES HELD BY THEM ON MATTERS THAT THE NYSE DETERMINES TO BE ROUTINE, EVEN THOUGH THE BROKER, BANK OR NOMINEE HAS NOT RECEIVED INSTRUCTIONS FROM THE SHAREHOLDER.

This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 31, 2000.

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company. In addition to the use of the mails, proxies may be solicited in person or by telephone, fax or e-mail by officers and regular employees of the Company and its subsidiaries who will not be specifically compensated therefor. The Company has engaged Morrow & Co. to assist in the solicitation of proxies for a fee of $12,500 plus reimbursement for out-of-pocket expenses. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for their reasonable out-of-pocket expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

BOARD OF DIRECTORS AND DIRECTOR COMPENSATION

The Company is a bank holding company whose principal subsidiary is The Bank of New York (the "Bank"). The Company and the Bank are incorporated under the laws of the State of New York. The interests of shareholders are represented by the Board of Directors, which oversees the business and management of the Company. Information concerning the members of the Board of Directors who are standing for reelection is set forth below under the caption "Nominees for Election as Directors." This solicitation of proxies is intended to give all shareholders a chance to vote for the persons who are to be their representatives in the governance of the Company.

In accordance with New York law, the Company's By-laws set forth the Board's responsibilities and establish various corporate authorizations. The By-laws also deal with the organization of the Board, which is described below. The Board has the power to amend the By-laws.

Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

During 1999, the Board of Directors of the Company met a total of 14 times. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which such director served during 1999, except Mr. Malone who attended 17 of 25 Board and committee meetings. The Board of the Bank, which during 1999 included all the members of the Board of Directors of the Company, held a regular meeting each month.

The Board of Directors of the Company has appointed several committees which have responsibility for particular corporate matters. There follows a description of each committee and its functions, including certain information concerning the directors standing for reelection who serve on such committees.

The Board of Directors of the Company has a Nominating Committee whose members during 1999 were Messrs. Chaney (Chairman), Kogan, Luke and Malone. The Nominating Committee is willing to consider nominations for future election to the Board, and shareholders may submit in writing the names and qualifications of proposed nominees to the Office of the Secretary of the Company. The Nominating Committee met two times during 1999.

The Board of Directors of the Company has an Executive Committee whose incumbent members during 1999 were Messrs. Renyi (Chairman), Bacot, Barth, Chaney, Griffith, Hassell, Luke, Miller and Ms. Rein. The Executive Committee has the full authority of the Company's Board of Directors, except for limitations relating to major corporate matters. The Executive Committee met twice in 1999.

The Board of Directors of the Company annually appoints an Audit Committee, comprising directors who are not officers of the Company, to consider relevant accounting and regulatory matters arising in such year. Ms. Rein (Chairman), Messrs. Bacot, Barth, Chaney, Luke, Miller, Richardson and Roberts served on the Audit Committee during 1999. The duties of the Audit Committee include reviewing examinations made by the regulatory authorities, reviewing and approving the program of the internal auditor, recommending to the Board of Directors the selection of independent public accountants, reviewing audited financial statements presented to shareholders and the soundness of internal accounting controls, and reporting its findings to the Board of Directors. The Audit Committee met five times in 1999.

The Board of Directors of the Company has a Compensation and Organization Committee, comprising directors who are not officers of the Company, whose members during 1999 were Messrs. Kogan (Chairman), Biondi, Chaney, Malone and Miller. The Compensation and Organization Committee is responsible for matters of executive compensation and administration of the Company's incentive compensation plans. The Compensation and Organization Committee met five times during 1999.

The Board of Directors of the Company has a Pension Committee whose duties are to ascertain that the retirement plans of the Company are in compliance with the Employee Retirement Income Security Act of 1974, to review the investments in the trust funds of the plans and to report to the Board on these matters. Messrs. Barth (Chairman), Bacot, Richardson and Ms. Rein served on the Pension Committee during 1999. The Pension Committee met three times during 1999.

During 1999, each director who was not an officer of the Company or its subsidiaries received an annual retainer of $30,000 and 2,400 shares of Common Stock. In addition, each director who was not an officer of the Company or its subsidiaries received a fee of $1,800 for each meeting of the Board and of any committee which the director attended. The Chairman of the Audit Committee received an additional annual retainer fee of $7,000, the Chairman of the Compensation and Organization Committee received an additional annual retainer fee of $5,000 and the Chairmen of the other Committees of the Board each received an additional annual retainer fee of $3,000. A director who serves on the Boards of both the Company and the Bank receives only one retainer. If the Boards of the Company and the Bank meet on the same day, only one fee is paid for attendance at both meetings.

Officers of the Company and its subsidiaries do not receive any compensation for service on the Boards of the Company or its subsidiaries, or the committees thereof.

Under the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the "Directors' Deferred Compensation Plan"), each director who is not an officer of the Company or any of its subsidiaries may elect to defer payment of all or a portion of the director's annual retainer and meeting fees. In accordance with the director's election, pursuant to the terms of the Directors' Deferred Compensation Plan, deferred retainer and meeting fees are allocated to accounts on the Company's books corresponding to the investment funds under the Company's profit-sharing plan; the accounts are adjusted to reflect the investment performance of such funds. All payments are made in cash, except that payment is made in shares of Common Stock with respect to amounts allocated to the Common Stock fund. The Directors' Deferred Compensation Plan contains provisions for the payment of each director's account balance upon such director's termination following a Change of Control (as defined in the Directors' Deferred Compensation Plan). The Directors' Deferred Compensation Plan is not funded and payments are made from the Company's general assets.

The Company has a director's retirement plan. The only incumbent directors entitled to benefits under The Bank of New York Company, Inc. Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan") are non-employee directors who were serving on the Board on May 11, 1999 and:

- reached age 70 as of May 11, 1999 and served as a director for at least five years as of May 11, 1999. These directors will receive an annual payment, upon retirement, for life.

or

- served as a director for at least 5 years and had not reached age 70 as of May 11, 1999. These directors will receive an annual payment, upon retirement after age 60, continuing for the number of years equal to the director's years of service on the Board completed before May 11, 1999. In no event will such payments continue after the director's death.

In each case the annual cash payment will be $30,000.

Retirement benefits under the Directors' Retirement Plan are payable to an eligible director who retires from the Board after attaining age 60 or becoming disabled, provided the director is not an employee or former employee entitled to retirement benefits under a retirement plan of the Company or its subsidiaries for services as an employee.

The Directors' Retirement Plan contains provisions for the payment of each director's accrued benefit upon such director's termination following a Change of Control (as defined in the Directors' Retirement Plan).

The Directors' Retirement Plan is not funded and payments are made from the Company's general assets.

ELECTION OF DIRECTORS

Unless contrary instructions are given, the persons designated as proxies intend to vote on behalf of shareholders for the election of the nominees listed in the following pages. If any nominee shall unexpectedly become unable or unwilling to accept nomination or election, the persons designated as proxies intend to vote on behalf of shareholders for the election of such other person, if any, as the Board of Directors may recommend. The directors elected will hold office until the next annual meeting and until their successors have been elected and qualified.

NOMINEES FOR ELECTION AS DIRECTORS

The following pages show each nominee for election as a director, his or her age, his or her principal occupation during the past five years, certain other directorships and trusteeships held, the year in which he or she became a director, and his or her holdings of Common Stock as of March 20, 2000.

All nominees who are presently serving as directors were elected to their present term of office by the shareholders with the exception of Mr. Donofrio who was elected by the Board of Directors.

The following information has been furnished by the nominees.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

     (BACOT PHOTO)        Retired; Formerly Chairman and Chief Executive Officer of
       J. CARTER          The Bank of New York Company, Inc. and The Bank of New York
         BACOT
          1975            Chairman of The Bank of New York Company, Inc. from 1982 to
     COMMON SHARES:       February, 1998 and Chief Executive Officer from 1982 through
       2,153,726          June, 1997. Chairman of The Bank of New York from 1982 to
                          February, 1998 and Chief Executive Officer from 1982 through
                          1995. Director of Associates First Capital Corp., The Bank
                          of New York, Centennial Insurance Company, Phoenix Home Life
                          Mutual Insurance Company, Time Warner, Inc., Venator
                          Corporation, The Philharmonic-Symphony Society of New York,
                          Inc. and the Josiah Macy, Jr. Foundation. Trustee of
                          Atlantic Mutual Insurance Company. Life Trustee and Chairman
                          Emeritus of Hamilton College. Member of Council on Foreign
                          Relations and Economic Club of New York. Age 67.

     (BARTH PHOTO)        Retired; Formerly Chairman and Chief Executive Officer of
     RICHARD BARTH        Ciba-Geigy Corporation, developer, manufacturer and marketer
          1989            of prescription medicines
     COMMON SHARES:       Chairman of Ciba-Geigy Corporation from July, 1990 to
         36,038           December, 1996; President and Chief Executive Officer of
                          Ciba-Geigy Corporation from 1986 to April, 1996. Director of
                          The Bank of New York, Bowater Incorporated, Imclone Systems
                          Incorporated and Novartis Corporation (successor to
                          Ciba-Geigy Corporation). Member of the Board of Trustees of
                          New York Medical College. Member of the American, New York
                          and New Jersey Bar Associations. Age 68.

     (BIONDI PHOTO)       Senior Managing Director of WaterView Advisors LLC,
        FRANK J.          investment adviser to WaterView Partners LLC a private
      BIONDI, JR.         equity limited partnership focused on media and
          1995            entertainment
     COMMON SHARES:
         12,857           Senior Managing Director of WaterView Advisors LLC (formally
                          Biondi, Reiss Capital Management LLC) from March, 1999 to
                          present. Chairman and Chief Executive Officer of Universal
                          Studios from 1996 through 1998. President and Chief
                          Executive Officer of Viacom, Inc. from 1987 to January,
                          1996. President and Chief Executive Officer of Viacom
                          International, Inc. from 1987 to January, 1996. Director of
                          The Bank of New York, About.com, Inc., Vail Resorts, Inc.,
                          Leake and Watts Services and the Museum of Television &
                          Radio. Trustee of Claremont Graduate University. Age 55.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------


     (CHANEY PHOTO)       Chairman of Tiffany & Co., international designers,
       WILLIAM R.         manufacturers and distributors of jewelry and fine goods
         CHANEY
          1989            Chairman of Tiffany & Co. from 1984 to present and Chief
     COMMON SHARES:       Executive Officer from 1984 to February, 1999. Director of
         26,400           The Bank of New York, Tiffany & Co., The Tinker Foundation
                          Inc. and Provident Holdings, Inc. Trustee of Atlantic Mutual
                          Insurance Companies. Age 67.

    (DONOFRIO PHOTO)      Senior Vice President and Group Executive, Technology and
      NICHOLAS M.         Manufacturing of IBM Corporation, developer and manufacturer
        DONOFRIO          of advanced information technologies
          1999
     COMMON SHARES:       Senior Vice President and Group Executive, Technology and
         2,692            Manufacturing of IBM Corporation from January, 1995 to
                          present. Director of The Bank of New York. Member of the
                          Board of Trustees of Rensselaer Polytechnic Institute.
                          Chairman of the Board of Directors of the National Action
                          Council for Minorities in Engineering, Inc. (NACME). Age 54.

    (GRIFFITH PHOTO)      Vice Chairman of The Bank of New York Company, Inc. and The
        ALAN R.           Bank of New York
        GRIFFITH
          1990            Vice Chairman of The Bank of New York Company, Inc. and The
     COMMON SHARES:       Bank of New York since December, 1994. Senior Executive Vice
        731,915           President of The Bank of New York Company, Inc. and
                          President and Chief Operating Officer of The Bank of New
                          York from June, 1990 to December, 1994. Director of The Bank of New York and Downtown-Lower Manhattan Association.
                          Trustee of Lafayette College, The ALS Association, The
                          Chesapeake Bay Foundation and the U.S. Council for
                          International Business. Member of the Financial Services
                          Roundtable. Age 58.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

    (Hassell Photo)       President of The Bank of New York Company, Inc. and The Bank
       GERALD L.          of New York
        HASSELL
          1998            President of The Bank of New York Company, Inc. and The Bank
     COMMON SHARES:       of New York since September, 1998. Senior Executive Vice
        523,879           President of The Bank of New York Company, Inc. from August,
                          1998, and Senior Executive Vice President and Chief
                          Commercial Banking Officer of The Bank of New York from
                          December, 1994 to September, 1998. Executive Vice President
                          of The Bank of New York from June, 1990 to December, 1994.
                          Director of The Bank of New York. Trustee of Big
                          Brothers/Big Sisters of New York City and Junior
                          Achievement. Member of the Financial Services Roundtable and
                          Financial Services Forum. Member of Board of Visitors of
                          Duke University Fuqua School of Business. Age 48.

     (Kogan photo)        Chairman and Chief Executive Officer of Schering-Plough
       RICHARD J.         Corporation, manufacturer of pharmaceutical and consumer
         KOGAN            products
          1996
     COMMON SHARES:       Chairman of Schering-Plough Corporation from November, 1998
         9,600            to present and Chief Executive Officer since January, 1996.
                          President from 1986 to November, 1998 and Chief Operating
                          Officer from 1986 to 1995. Director of The Bank of New York,
                          Colgate-Palmolive Company and Schering-Plough Corporation.
                          Member of the Board of Trustees of New York University, The
                          Business Roundtable, and the Council on Foreign Relations.
                          Age 58.

      (Luke Photo)        Chairman, President and Chief Executive Officer of Westvaco
        JOHN A.           Corporation, manufacturer of paper, packaging and specialty
       LUKE, JR.          chemicals
          1996
     COMMON SHARES:       Chairman, President and Chief Executive Officer of Westvaco
         9,200            Corporation since 1996. President and Chief Executive
                          Officer since 1992. Director of The Bank of New York, FM
                          Global, The Americas Society, Inc., The Timken Company, The
                          Tinker Foundation Inc., the United Negro College Fund and
                          Westvaco Corporation. Trustee of Lawrence University and the
                          American Enterprise Institute for Public Policy Research.
                          Age 51.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

     (MALONE PHOTO)       Chairman of Liberty Media Corporation, producer and
        JOHN C.           distributor of entertainment, sports, informational
         MALONE           programming and electronic retailing services
          1986
     COMMON SHARES:       Chairman of Liberty Media Corporation from October, 1990 to
         32,400           present. Chairman of Tele-Communications, Inc. from
                          November, 1996 and Chief Executive Officer from January,
                          1994 to March, 1999. President from March, 1973 through
                          March, 1997. Director of At Home Corporation, AT&T, The Bank
                          of New York, Black Entertainment Television Holdings II,
                          CableLabs, CATO Institute, Discovery Communications, Inc.,
                          Liberty Media Corporation, Tele-Communications, Inc., TCI
                          Satellite Entertainment, USANi, LLC and United Global
                          Communications. Age 59.

     (MILLER PHOTO)       Chief Executive Officer and Publisher of Our World News,
       DONALD L.          LLC, a newspaper publisher
         MILLER
          1977            Chief Executive Officer and Publisher of Our World News, LLC
     COMMON SHARES:       since November, 1995. Vice President-Employee Relations, Dow
         68,014           Jones and Company, Inc. from 1986 to 1995. Director of The
                          Bank of New York, Schering-Plough Corporation, The Jackie
                          Robinson Foundation and Associated Black Charities. Trustee
                          of Pace University. Age 68.

      (Rein Photo)        President and Chief Executive Officer of Metropolitan
      CATHERINE A.        Property and Casualty Insurance Company, insurance services
          REIN
          1981            President and Chief Executive Officer of Metropolitan
     COMMON SHARES:       Property and Casualty Insurance Company since March, 1999.
         48,607           Senior Executive Vice President-Business Services Group and
                          Corporate Development and Services of Metropolitan Life
                          Insurance Company from February, 1998 to March, 1999.
                          Executive Vice President-Corporate Development and Services
                          from 1989 to January, 1998. Director of Corning
                          Incorporated, The Bank of New York, General Public Utilities
                          Corp. and New England Financial, Inc. Trustee of the New
                          York University Law Center Foundation. Age 56.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

      (Rein Photo)        Chairman and Chief Executive Officer of The Bank of New York
       THOMAS A.          Company, Inc. and The Bank of New York
         RENYI
          1992            Chairman of The Bank of New York Company, Inc. and The Bank
     COMMON SHARES:       of New York since February, 1998. Chief Executive Officer of
        881,925           The Bank of New York Company, Inc. since July, 1997.
                          President of The Bank of New York Company, Inc. from March,
                          1992 to September, 1998. Chief Executive Officer of The Bank
                          of New York since January, 1996 and President from December,
                          1994 to September, 1998. Chief Operating Officer of The Bank
                          of New York from December, 1994 to January, 1996. Vice
                          Chairman of The Bank of New York from 1992 to 1994. Director of The Bank of New York. Director and Chairman of New York
                          Bankers Association. Chairman of New York Clearing House.
                          Member of the Board of Governors of Rutgers, The State
                          University. Member of the Board of Managers, The New York
                          Botanical Garden. Member of the Board of Trustees of Bates
                          College. Member of the Financial Services Roundtable. Age
                          54.

   (RICHARDSON PHOTO)     President and Chief Executive Officer of W.K. Kellogg
       WILLIAM C.         Foundation, a private foundation
       RICHARDSON
          1998            President and Chief Executive Officer of W.K. Kellogg
     COMMON SHARES:       Foundation since August, 1995. President and Professor of
         3,630            Health Policy and Management, Johns Hopkins University from
                          1990 to 1995. Director of The Bank of New York, Kellogg
                          Company and CSX Corporation. Trustee of Council of Michigan
                          Foundations and Trustee and Vice Chairman of the Council on
                          Foundations. Age 59.

          LOGO            President of Comcast Corporation, developer, manager and
        BRIAN L.          operator of broadband cable networks and provider of content
        ROBERTS
          1999            President of Comcast Corporation from 1990 to present.
     COMMON SHARES:       Director of At Home Corporation, The Bank of New York,
         4,770            Comcast Corporation and Comcast Cable Communications, Inc.,
                          Comcast JOIN Holdings, Inc. and Comcast LCI Holdings, Inc.
                          Age 40.

--------------------------------------------------------------------------------
(1) Includes shares held individually or jointly with others or in the name of a bank, broker or nominee for the individual's account.

                        SECURITY OWNERSHIP BY MANAGEMENT

The following table indicates the beneficial ownership of the Company's Common Stock as of March 20, 2000, by (1) each of the directors (including all nominees for reelection), (2) the chief executive officer and the other four most highly compensated executive officers and (3) all directors and executive officers of the Company as a group, based upon information supplied by each of the directors and officers. No director or officer currently holds any shares of the Company's Preferred Stock.

                                    SHARES OF      SHARES THAT MAY BE
                                   COMMON STOCK      ACQUIRED WITHIN                    PERCENT OF
                                   BENEFICIALLY        60 DAYS BY                         COMMON
NAME OF BENEFICIAL OWNER              OWNED        EXERCISE OF OPTIONS      TOTAL         STOCK*
------------------------           ------------    -------------------    ----------    ----------
J. Carter Bacot..................   2,153,726             955,000          3,108,726
Richard Barth....................      36,038                                 36,038
Frank J. Biondi, Jr. ............      12,857                                 12,857
William R. Chaney................      26,400                                 26,400
Nicholas M. Donofrio.............       2,692                                  2,692
Alan R. Griffith.................     731,915             972,878          1,704,793
Gerald L. Hassell................     523,879             671,173          1,195,052
Richard J. Kogan.................       9,600                                  9,600
John A. Luke, Jr. ...............       9,200                                  9,200
John C. Malone...................      32,400                                 32,400
Donald L. Miller.................      68,014                                 68,014
Robert J. Mueller................     350,102             629,172            979,274
Catherine A. Rein................      48,607                                 48,607
Thomas A. Renyi..................     881,925           1,866,211          2,748,136
William C. Richardson............       3,630                                  3,630
Brian L. Roberts.................       4,770                                  4,770
Bruce W. Van Saun................     157,495              84,342            241,837
All directors and executive
  officers of the Company, as a
  group (a total of 19 persons,
  including those named above)...   5,178,256           5,251,740         10,429,996        1.41%

---------------
* All percentages are less than 1% of the Company's outstanding shares of Common Stock except as indicated.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following tables present information concerning compensation for the chief executive officer and the four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                        ------------------------------------------------   -------------------------------------
                                                                                    AWARDS             PAYOUTS
                                                                           ------------------------   ----------
       NAME AND                                               OTHER        RESTRICTED    SECURITIES
      PRINCIPAL                                              ANNUAL          STOCK       UNDERLYING      LTIP
       POSITION         YEAR   SALARY($)   BONUS($)(1)   COMPENSATION($)   AWARDS($)     OPTIONS(#)   PAYOUTS($)
      ---------         ----   ---------   -----------   ---------------   ----------    ----------   ----------
         (a)            (b)       (c)          (d)             (e)            (f)           (g)          (h)
Thomas A. Renyi.......  1999   $850,000    $5,731,000          --                  --     500,000        --
 Chairman and Chief     1998    850,385     6,530,000          --                  --     500,000        --
 Executive Officer      1997    752,308     4,768,750          --                  --     400,000        --
----------------------------------------------------------------------------------------------------------------
Gerald L. Hassell.....  1999    500,000     3,576,250          --                  --     175,000        --
 President              1998    416,923     2,721,125          --                  --     120,000        --
                        1997    390,000     2,067,578          --                  --     120,000        --
----------------------------------------------------------------------------------------------------------------
Alan R. Griffith......  1999    520,000     2,827,250          --                  --     160,000        --
 Vice Chairman          1998    482,308     3,135,000          --                  --     140,000        --
                        1997    467,308     2,409,375          --                  --     140,000        --
----------------------------------------------------------------------------------------------------------------
Bruce W. Van Saun.....  1999    400,000     2,157,250          --                  --(3)  100,000        --
 Senior Executive Vice  1998    365,385       560,000          --             549,376      50,000        --
 President and Chief    1997    226,154       525,000          --           1,137,938      30,000        --
 Financial Officer
----------------------------------------------------------------------------------------------------------------
Robert J. Mueller.....  1999    445,000     2,420,000          --                  --     120,000        --
 Senior Executive Vice  1998    427,693     2,307,000          --                  --     120,000        --
 President of The       1997    410,193     1,737,502          --                  --     120,000        --
 Bank of New York


       NAME AND
      PRINCIPAL             ALL OTHER
       POSITION         COMPENSATION($)(2)
      ---------         ------------------
         (a)                   (i)
Thomas A. Renyi.......       $167,819
 Chairman and Chief           166,150
 Executive Officer            111,713
-------------------------------------------------------------
Gerald L. Hassell.....         87,999
 President                     74,537
                               58,113
--------------------------------------------------------------------------------
Alan R. Griffith......        104,353
 Vice Chairman                 97,438
                               69,663
---------------------------------------------------------------------------------------------------
Bruce W. Van Saun.....         68,369
 Senior Executive Vice         61,837
 President and Chief           31,904
 Financial Officer
----------------------------------------------------------------------------------------------------------------
Robert J. Mueller.....        102,267
 Senior Executive Vice         96,845
 President of The              61,078
 Bank of New York

---------------
(1) The bonus amounts for 1999 consist of cash bonuses of $931,000, $876,250, $427,250, $657,250 and $500,000 awarded to Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller, respectively, and the value on December 31, 1999, of performance share awards made under the Company's 1993 Long-Term Incentive Plan and earned based on 1999 performance. Under the conditions of each award, shares are generally forfeitable if the officer terminates prior to January 11, 2002, except in the case of retirement, disability or death. Prior to vesting, dividends are paid on earned shares. The number of shares which were earned based on 1999 performance and the value thereof on December 31, 1999, for the following Named Executive Officers are shown below.

                                                                           VALUE AS OF
                                                    SHARES EARNED AS      DECEMBER 31,
                                                     OF DECEMBER 31,     1999 OF SHARES
                                                    1999 PURSUANT TO     EARNED PURSUANT
                                                     AWARDS MADE IN     TO AWARDS MADE IN
                                                    JANUARY 1997 AND    JANUARY 1997 AND
                                                      DECEMBER 1998       DECEMBER 1998
                                                    -----------------   -----------------
Renyi.............................................       120,000           $4,800,000
Hassell...........................................        67,500            2,700,000
Griffith..........................................        60,000            2,400,000
Van Saun..........................................        37,500            1,500,000
Mueller...........................................        48,000            1,920,000

(2) The items included under column (i) for 1999 consist of the following: (1) annual Company contributions on behalf of the named employees under the Company's profit-sharing plan, amounting to $127,500, $75,000, $78,000, $60,000 and $66,750 for Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller, respectively, (2) annual allocations under the Company's employee stock ownership plan for the accounts of Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller of $4,582, $2,695, $2,803, $2,156 and $2,399,
    respectively, and (3) the values of split-dollar life insurance arrangements in the amount of $35,737, $10,304, $23,550, $6,213 and $33,118 for Messrs.
    Renyi, Hassell, Griffith, Van Saun and Mueller, respectively.

(3) As of December 31, 1999, Mr. Van Saun had 30,000 restricted shares outstanding with an aggregate market value of $1,200,000. 16,000 shares awarded in January, 1998 will vest in June, 2000. Dividends are paid on all shares of restricted stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS(1)

                                                                             POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF      % OF TOTAL                               ASSUMED ANNUAL RATES OF
                        SECURITIES      OPTIONS      EXERCISE                STOCK PRICE APPRECIATION FOR
                        UNDERLYING     GRANTED TO    OR BASE                    10-YEAR OPTION TERM(2)
                         OPTIONS      EMPLOYEES IN    PRICE     EXPIRATION   -----------------------------
NAME                    GRANTED(#)    FISCAL YEAR     ($/SH)       DATE          5%($)          10%($)
----                   ------------   ------------   --------   ----------   -------------   -------------
(a)                        (b)            (c)          (d)         (e)            (f)             (g)
Renyi................    500,000          6.8        $35.5625    1/12/09      $11,182,533     $28,338,733
Hassell..............    175,000          2.4         35.5625    1/12/09        3,913,886       9,918,557
Griffith.............    160,000          2.2         35.5625    1/12/09        3,578,410       9,068,395
Van Saun.............    100,000          1.4         35.5625    1/12/09        2,236,507       5,667,747
Mueller..............    120,000          1.6         35.5625    1/12/09        2,683,808       6,801,296

---------------
(1) All options were granted on January 12, 1999. For each Named Executive Officer, 2,811 of the indicated options are incentive stock options and become exercisable on January 12, 2003; the balance of the options are non-qualified stock options and become exercisable one-third per year over three years from the grant date.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF
                                                            SECURITIES
                                                            UNDERLYING
                                                            UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS           IN-THE-MONEY OPTIONS
                                                       AT FISCAL YEAR-END(#)   AT FISCAL YEAR-END($)
                             SHARES                    ---------------------   ----------------------
                           ACQUIRED ON      VALUE          EXERCISABLE/             EXERCISABLE/
NAME                       EXERCISE(#)   REALIZED($)       UNEXERCISABLE           UNEXERCISABLE
----                       -----------   -----------   ---------------------   ----------------------
(a)                            (b)           (c)                (d)                     (e)
Renyi....................    230,348     $7,595,117      1,526,165/849,207     $42,117,960/$6,797,447
Hassell..................     80,000      2,688,693        566,126/270,874     16,296,914/ 2,180,693
Griffith.................    158,924      5,394,179        866,165/269,207     26,058,600/ 2,281,209
Van Saun.................          0              0         36,493/143,507       565,790/ 1,035,145
Mueller..................     13,444        420,125        542,458/215,874     15,681,692/ 1,936,630

COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR
1999

PRINCIPLES AND PROGRAM

The Company's executive compensation program is a pay for performance program. It is designed to:

        - motivate executives to enhance shareholder value with compensation plans that tie reward to Company performance; and,

        - target executive compensation at a level to ensure the Company's ability to attract and retain superior executives.

The Compensation and Organization Committee of the Board of Directors, which is composed entirely of outside directors, has the responsibility for the design, implementation and administration of the Company's executive compensation program.

To meet the above objectives, the program, which has both cash and equity elements, consists of base salary, an annual cash incentive bonus, share grants and stock options. In determining executive compensation, the Compensation and Organization Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee periodically considers compensation data concerning the Company's key competitors developed by independent compensation consultants. Key competitors include banks in the peer group used for the five-year comparison of total shareholder return. The Committee also considers Company performance, individual performance and the relative compensation levels of other executive officers. It is expected that total compensation will vary annually based on Company and individual performance. The Compensation and Organization Committee and the management of the Company believe that compensation should be based on both short-term and long-term measurements and be directly and visibly tied to Company performance, thus introducing substantial risk in the payout levels.

In evaluating the Company's 1999 performance, the Compensation and Organization Committee considered a variety of financial and non-financial factors, including any potential impact on the Company of the inquiry into Russian related funds transfers through a set of domestic accounts. Despite the publicity generated by the inquiry, 1999 remained the eighth consecutive year of record results. Net income was $1,739 million, the highest in the Company's history, and a 46% increase over the $1,192 million reported in 1998. Earnings per diluted common share were a record $2.27, 48% higher than the $1.53 in 1998. The Company also achieved a record level of return on average common equity. ROE was 34.00% in 1999 compared with 24.25% in 1998. The Company's 1999 performance also reflected strong growth in fee income and continued tight control of operating expenses. The result was an efficiency ratio of 50.8%, once again among the best of any major bank in the United States. Capital levels remained strong and well in excess of the regulatory minimums for a "well-capitalized" bank. The Company's quarterly common stock dividend was raised by 14% on October 12, 1999 to a record annual level of $.64 per share.

Notwithstanding the superior financial results, the Compensation and Organization Committee recognizes the impact of the inquiry on the Company. The Compensation and Organization Committee, in consultation with the Audit Committee, believes that Mr. Renyi has no direct responsibility for the events resulting in the inquiry and that he has exhibited strong and effective leadership in dealing with the inquiry and related matters. Nonetheless, the Compensation and Organization Committee believes that the Chief Executive Officer does have ultimate responsibility for all matters that occur at the Company. The following description of the elements of executive compensation, which includes a review of Mr. Renyi's compensation levels for 1999, reflects these considerations, and actions taken by the Committee in relation to the Company's performance.

BASE SALARY

Base salary levels for executive officers are determined by the Compensation and Organization Committee of The Bank of New York (the "Bank"), which comprises the same members as the Compensation and Organization Committee of the Company. The Compensation and Organization Committee assesses a number of factors in fixing the base salary of the executive officers (including the five most highly compensated) such as the level of responsibility of the particular position, the individual's performance, the Company's overall financial performance, and the business and inflationary climate. In considering base salary levels, the Compensation and Organization Committee considers all of these factors without giving specific weight to any one factor.

Base salary levels of executive officers are reviewed every quarter by the Compensation and Organization Committee; individual increases generally occur every two years, but are occasionally awarded more frequently in exceptional cases, as when an individual is promoted to a new position with greater responsibility. Because of the substantial risk in the payout levels of the long-term incentive plan, the Compensation and Organization Committee believes that base salary levels for the named executives should be at or above median for the peer group; an independent compensation consultant periodically reviews the competitiveness of executive salaries. Mr. Renyi did not receive a salary increase during 1999.

Performance evaluations of other executive officers are reviewed with the Compensation and Organization Committee by the Chief Executive Officer. To ensure that compensation policy for the top executive officers is consistent with overall Company financial performance and executive compensation strategies, the Compensation and Organization Committee reviews the compensation awarded to approximately 50 of the Bank's most highly compensated executives.

ANNUAL CASH INCENTIVES

The annual cash incentive is designed to provide a short-term (one-year) incentive to executive officers based on a subjective evaluation of their individual contribution to Company financial performance for the year. Cash incentives to executive officers named in the Summary Compensation Table are generally determined based on performance against pre-established corporate goals but may also be awarded on a discretionary basis. If performance goals are not met, awards are scaled down against target, or eliminated. Heads of major business units and other key officers are eligible for incentive payments. Incentive awards are made after each year's results are known pursuant to the 1994 Management Incentive Compensation Plan (the "1994 MICP"), under which aggregate awards generally may not exceed 10% of the amount by which net income exceeds 7% of average shareholders' equity for the plan year. Upon recommendation of the Compensation and Organization Committee, Board approval is required for executive officer incentive payments.

In the case of Mr. Renyi, his bonus for 1999 was initially determined pursuant to financial goals that were established at the beginning of 1999. Net income was the performance basis for the award and the results indicated that his payout would be at the maximum, 225% of base salary, or $1,912,500. In view of the non-recurring nature of the gain generated by the sale of BNY Financial Corporation in 1999, the Compensation and Organization Committee reduced the award payable pursuant to the financial goals to $1,862,000, an adjusted amount that would have been payable had BNY Financial Corporation not been sold. In view of the Russian related funds transfers inquiry and related supervisory actions, the Compensation and Organization Committee has further reduced Mr. Renyi's bonus by 50% or $931,000.

SHARE GRANTS

The Compensation and Organization Committee strongly endorses the use of performance shares as an important component of long-term incentive compensation for the most senior management of the Company. Performance share earnouts fluctuate based on Company results against pre-established goals over designated performance periods.

Restricted share grants are made to other executive officers. Restricted shares vest over time without regard to performance goals but provide an incentive to recipients to remain employed with the Company and to contribute to overall Company performance and the enhancement of shareholder value.

In 1997 and 1998 performance share grants were made covering performance for calendar year 1999. Performance shares that were to earn out based on 1999 performance earned out at 150% of granted shares because 1999 performance exceeded pre-established goals. Mr. Renyi earned 120,000 shares based on a grant of 80,000 shares. The value of these shares is included in the Bonus column of the Summary Compensation Table and related footnote. In view of the long-term nature of performance share grants, the Compensation and Organization Committee did not reduce Mr. Renyi's earned performance shares for the Russian related funds transfers inquiry.

STOCK OPTION GRANTS

Stock options are designed to provide long-term (ten-year) incentives and rewards tied to the price of the Company's Common Stock. Given the fluctuations of the stock market, there is not always a direct correlation between stock price performance and financial performance. The Compensation and Organi-zation Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options currently held by an officer is not a factor in determining individual grants, and the Compensation and Organization Committee has not established any target level of ownership of Company Common Stock by the Company's officers. However, retention of shares of Company stock by officers is encouraged.

Stock option grants were made pursuant to the 1999 Long-Term Incentive Plan (the "1999 LTIP"). During 1999, approximately 1200 key officers received stock option grants including all executive officers. The number of option shares granted is based on a subjective evaluation of an individual's contribution to Company financial performance and his/her position and salary level in the Company. Stock options are issued annually at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant. Vesting terms for stock options are shown in the footnotes to the Option Grants in the Last Fiscal Year table on page 12; the term of the options is ten years from the grant date.

An outside consultant used by the Compensation and Organization Committee periodically reviews the value of long-term incentive grants (which includes stock options and performance shares) awarded by competitors to their senior management. Mr. Renyi was awarded 500,000 option shares in January 1999, the same as his prior grant in January 1998.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will not be able to take tax deductions for employee remuneration to the named executives to the extent such remuneration exceeds $1 million and is not based on performance as defined in Section 162(m) of the Code. The Company has modified its incentive compensation plans, has obtained and will continue to seek the necessary shareholder approvals and has established the requisite performance measurements to insure that compensation paid under those plans will be deductible. In order to maintain the desired degree of management flexibility to award compensation based upon individual performance, compensation which does not qualify for the deduction may also be paid.

                                          By:  The Compensation and
                                             Organization Committee,
                                             December 31, 1999

                                             Frank J. Biondi, Jr.
                                             William R. Chaney
                                             Richard J. Kogan
                                             John C. Malone
                                             Donald L. Miller

                       THE BANK OF NEW YORK COMPANY, INC.

               COMPARISONS OF FIVE-YEAR TOTAL SHAREHOLDER RETURN

This year we changed the peer company group because over the years since we first began reporting shareholder return, 8 of the original 10 companies have merged or consolidated. The first chart shows our five-year return using last year's peer group. The second chart shows our five-year performance using the new peer group. The new peer group includes those financial services organizations that we believe more accurately reflect our current business.

(COMPARISON CHART)

                                                  THE BANK OF NEW YORK
                                                        CO., INC                   PEER GROUP                    S&P 500
                                                  --------------------             ----------                    -------
12/31/94                                                 100.00                      100.00                      100.00
12/31/95                                                 174.57                      164.83                      137.54
12/31/96                                                 249.34                      242.80                      169.13
12/31/97                                                 437.34                      322.86                      225.53
12/31/98                                                 619.80                      328.51                      289.99
12/31/99                                                 625.69                      376.46                      351.00

Value of assumed $100 investment on December 31, 1994 in The Bank of New York Company, Inc. Common Stock, in the Standard & Poors 500 Stock Index or in the Peer Company Group Index. Dividends are reinvested.

PEER COMPANY GROUP

                       Bank of America Corporation(6)(7)
                     Bankers Trust New York Corporation(8)
                            Bank One Corporation(5)
                       The Chase Manhattan Corporation(2)
                        Chemical Banking Corporation(2)
                           Citigroup Incorporated(4)
                        First Chicago NBD Bancorp(1)(5)
                          First Interstate Bancorp(3)
                        J.P. Morgan and Co. Incorporated
                               Wells Fargo & Co.

(1) Reflects the merger of First Chicago Corporation with NBD Bancorp effective 12/1/95. The 1995 performance for this stock was calculated based on returns accruing to holders of the common stock of First Chicago Corporation as of January 1, 1995.

(2) Chemical Banking Corporation acquired The Chase Manhattan Corporation and changed its name to The Chase Manhattan Corporation effective 4/1/96. 1996 Performance for The Chase Manhattan Corporation (new) reflects returns accruing to holders of the common stock of Chemical Banking Corporation as of January 1, 1996. 1996 performance for the Chase Manhattan Corporation
    (old) reflects returns accruing to holders of the common stock of The Chase Manhattan Corporation as of January 1, 1996.

(3) First Interstate Bancorp was acquired by Wells Fargo and Company effective 4/1/96. 1996 performance calculations for First Interstate Bancorp reflect returns accruing to holders of First Interstate Bancorp common stock as of January 1, 1996.

(4) Citicorp merged with Travelers Group and changed its name to Citigroup effective 10/08/98. 1998 performance calculations for Citicorp reflect returns accruing to holders of Citicorp common stock as of January 1, 1998.

(5) First Chicago NBD Bancorp was acquired by Bank One effective 10/1/98. 1998 performance for this stock was calculated based on returns accruing to holders of the common stock of First Chicago NBD Bancorp common stock as of January 1, 1998.

(6) BankAmerica Corp. merged with NationsBank Corp. effective 09/30/98. 1998 performance for this stock was calculated based on returns accruing to holders of the common stock of BankAmerica Corp. as of January 1, 1998.

(7) BankAmerica Corp. changed its name to Bank of America Corp. effective April 29, 1999.

(8) On 6/4/99 Deutsche Bank completed its acquisition of Bankers Trust. 1999 performance for Bankers Trust reflects returns accruing to holders of Bankers Trust common stock as of January 1, 1999.

                       THE BANK OF NEW YORK COMPANY, INC

               COMPARISONS OF FIVE-YEAR TOTAL SHAREHOLDER RETURN
(COMPARISON CHART)

                                                  THE BANK OF NEW YORK
                                                        CO., INC                   PEER GROUP                    S&P 500
                                                  --------------------             ----------                    -------
12/31/94                                                 100.00                      100.00                      100.00
12/31/95                                                 174.57                      155.79                      137.54
12/31/96                                                 249.34                      220.21                      169.13
12/31/97                                                 437.34                      326.84                      225.53
12/31/98                                                 619.80                      354.20                      289.99
12/31/99                                                 625.69                      376.32                      351.00

Value of assumed $100 investment on December 31, 1994 in The Bank of New York Company, Inc. Common Stock, in the Standard & Poors 500 Stock Index or in the Peer Company Group Index. Dividends are reinvested.

PEER COMPANY GROUP

                          AXA Financial, Incorporated
                          Bank of America Corporation
                              Bank One Corporation
                        The Chase Manhattan Corporation
                             Citigroup Incorporated
                            First Union Corporation
                       FleetBoston Financial Corporation
                        J.P. Morgan and Co. Incorporated
                          Mellon Financial Corporation
                        Merrill Lynch & Co. Incorporated
                               Wells Fargo & Co.

EMPLOYMENT AGREEMENTS AND RELATED MATTERS. The executive officers named in the Summary Compensation Table on page 11 of this Proxy Statement are currently parties to the agreements described below.

SEVERANCE AGREEMENTS. The Severance Agreements for Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller (the "Severance Agreements") generally provide that in the event that, within 24 months following a "Change in Control" (as defined below) of the Company, such an executive officer either

(i) receives notice that his employment will terminate for any reason other than death, retirement, Cause or Disability (as defined in the Severance Agreements) or (ii) gives notice that his employment will terminate for Good Reason (as defined in each Severance Agreement), such executive officer will be provided with severance pay in an amount equal to 2.99 times the "annualized includable compensation for the base period" (as defined in the Internal Revenue Code of 1986, as amended (the "Code")). However, the Severance Agreements limit the amount of such payments so that they will not be subject to an excise tax as "excess parachute payments" (as defined in the Code).

The Severance Agreements for Messrs. Renyi, Hassell, Griffith and Mueller provide that in the event of a termination qualifying such executive officer for severance pay, the officer will be provided with severance pay in an amount, if greater than the severance pay described in the preceding paragraph, equal to 3 times the officer's average annual base salary plus bonus paid during the 36 months immediately preceding the month in which the Change in Control occurs, plus the lump sum actuarial equivalent of the additional benefit which the executive officer would have received under the Company's Retirement, Excess Benefit and Supplemental Executive Retirement Plans if his employment had continued for 3 additional years and he continued to receive salary and bonus payments equal to the annual salary in effect and the last bonus paid immediately prior to the Change in Control. Should the executive be subject to the excise tax on "excess parachute payments" as a result of such payment and payments under other plans due to a Change in Control, an additional payment will be made to restore the after-tax severance payment to the same amount which the executive would have retained had the excise tax not been imposed.

The initial term of the Severance Agreements was July 8, 1997 to December 31, 1999. Thereafter, they automatically renewed each January 1st for consecutive one year periods unless terminated by either party on 90 days prior notice, provided, that notwithstanding any such notice, the Severance Agreements will continue in effect for 24 months after a Change in Control which occurs during the term or any renewal thereof. As of January 1, 2000, the severance payable under the Severance Agreements was $13,584,823 for Mr. Renyi, $5,661,935 for Mr. Hassell, $9,671,230 for Mr. Griffith, $2,760,390 for Mr. Van Saun and $6,695,118 for Mr. Mueller.

OTHER EMPLOYEE BENEFIT MATTERS. Under the 1993 and 1999 Long-Term Incentive Plans, in the event of a Change in Control (as defined below), (i) the restrictions applicable to all shares of restricted stock and restricted share units shall lapse and such shares and share units shall be deemed fully vested,
(ii) all restricted stock granted in the form of share units shall be paid in cash, (iii) all performance shares granted in the form of shares of Common Stock or share units shall be deemed to be earned in full, (iv) all performance shares granted in the form of share units shall be paid in cash, and (v) any participant who holds a stock option that is not exercisable in full shall be entitled to receive a cash payment as provided below with respect to the portion of the stock option which is not then exercisable. The amount of any cash payment in respect of a restricted share unit or performance share unit shall be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or (B) in the event the Change in Control is the result of any other occurrence, the aggregate per share value of Common Stock as determined by the Compensation and Organization Committee at such time. The amount to be paid in respect of the portion of any stock option which is not exercisable shall be equal to the result of multiplying the number of shares of Common Stock covered by such portion of the stock option by the difference between (x) the per share value of Common Stock determined pursuant to the preceding sentence, or such lower price as the Compensation and Organization Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, and (y) the per share exercise price of such stock option. Notwithstanding the foregoing, if a Change in Control occurs under clause (C) of the definition thereof and (x) the voting securities of the Company outstanding immediately prior to such merger or consolidation would continue to represent more than 50% of the combined voting power of the voting securities of the Company or the surviving entity immediately after such merger or consolidation and (y) immediately after such merger or consolidation there would be no Change in Control under clause (B) of the definition thereof if the words "at least 50% thereof" were substituted for the words "a majority thereof", then no payment of cash shall be made pursuant to clause (v) of the first sentence of this paragraph and in lieu thereof all stock options shall become exercisable in full. The Compensation and Organization Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such awards as it may deem equitable and in the best interests of the Company.

The Company entered into a trust agreement with an independent trustee in 1993 to establish a trust (the "Trust") to provide for the payment of amounts due to Messrs. Renyi, Hassell, Griffith, Mueller and later, Mr. Van Saun (and certain other senior executives) upon a Change in Control (as defined below) of the Company. The terms of the Trust provide for the payment to Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller (and certain other senior executives) of the severance pay payable to them pursuant to their Severance Agreements described above. The Trust also provides for the payment of amounts due to participants under the Company's Supplemental Executive Retirement Plan and Excess Benefit Plan which include Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller (and certain other senior executives). The Trust is revocable at any time at the option of the Company prior to a Change in Control. After the occurrence of a Change in Control, the Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Trust is funded by the deposit of an irrevocable letter of credit in the amount of $95 million issued by an entity unaffiliated with the Company.

CHANGE IN CONTROL. A "Change in Control" for purposes of the Severance Agreements of Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller, the Trust, the Supplemental Executive Retirement Plan and Excess Benefit Plan, the 1993 and 1999 Long-Term Incentive Plans is deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); or (B) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

PENSION BENEFITS

                               PENSION PLAN TABLE

                                               YEARS OF CREDITED SERVICE
                       --------------------------------------------------------------------------
    REMUNERATION          15          20          25           30            35            40
    ------------       --------    --------    --------    ----------    ----------    ----------
$  100,000             $ 24,750    $ 33,000    $ 41,100    $   48,600    $   56,100    $   63,600
   200,000               49,500      66,000      82,200        97,200       112,200       127,200
   300,000               74,250      99,000     123,300       145,800       168,300       190,800
   400,000               99,000     132,000     164,400       194,400       224,400       254,400
   500,000              123,750     165,000     205,500       243,000       280,500       318,000
   600,000              148,500     198,000     246,600       291,600       336,600       381,600
   700,000              173,250     231,000     287,700       340,200       392,700       445,200
   800,000              198,000     264,000     328,800       388,800       448,800       508,800
   900,000              222,750     297,000     369,900       437,400       504,900       572,400
 1,000,000              247,500     330,000     411,000       486,000       561,000       636,000
 1,100,000              272,250     363,000     452,100       534,600       617,100       699,600
 1,200,000              297,000     396,000     493,200       583,200       673,200       763,200
 1,300,000              321,750     429,000     534,300       631,800       729,300       826,800
 1,400,000              346,500     462,000     575,400       680,400       785,400       890,400
 1,500,000              371,250     495,000     616,500       729,000       841,500       954,000
 1,600,000              396,000     528,000     657,600       777,600       897,600     1,017,600
 1,700,000              420,750     561,000     698,700       826,200       953,700     1,081,200
 1,800,000              445,500     594,000     739,800       874,800     1,009,800     1,144,800
 1,900,000              470,250     627,000     780,900       923,400     1,065,900     1,208,400
 2,000,000              495,000     660,000     822,000       972,000     1,122,000     1,272,000
 2,100,000              519,750     693,000     863,100     1,020,600     1,178,100     1,335,600
 2,200,000              544,500     726,000     904,200     1,069,200     1,234,200     1,399,200

Individuals listed in the Summary Compensation Table on page 11 had the following covered compensation, and years of credited service as of December 31, 1999, respectively: Thomas A. Renyi, $2,127,898, 28 years; Gerald Hassell, $1,113,724, 23 years; Alan R. Griffith, $1,097,289, 33 years; Bruce Van Saun $930,741, 2 years and Robert J. Mueller, $830,667, 22 years. Covered compensation consists of the average of the three highest consecutive years of combined salary and bonus paid in the last ten years, and corresponds to those amounts indicated in column (c) and the cash portion of the amounts indicated in column (d) of the Summary Compensation Table.

For Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller, the Pension Plan Table sets forth the estimated annual pension benefit in the form of a straight life annuity payable at normal retirement age before reduction for Social Security benefits.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Company has purchased directors' and officers' liability and corporate reimbursement insurance, covering all directors and officers of the Company and all subsidiaries, from the following underwriters: National Union Fire Insurance Company of Pittsburgh, PA and Lloyd's of London. These policies are dated December 1, 1998 at a total premium expense for a one year period of $812,290.00, which was paid by the Company, and are due to expire December 1, 2001.

CERTAIN TRANSACTIONS

In the ordinary course of business, the Company and certain of its subsidiaries have had, and expect to continue to have, banking and fiduciary transactions with a number of their directors and executive officers and their associates and members of their immediate families. Such transactions are all on bases comparable to similar transactions with others who are not within such group.

Certain of the Company's executive officers and directors and members of their immediate families are customers of the Company's subsidiaries, and certain of the Company's executive officers and directors are executive officers, directors or beneficial owners of 10 percent or more of any class of equity securities of corporations, or members of partnerships, which are customers of or suppliers to the Company and its subsidiaries. As such customers or suppliers, their transactions were in the ordinary course of business. Such customer transactions include borrowings, all of which were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features.

During 1999, John C. Malone, a director of the Company, was also Chairman and Chief Executive Officer and a holder of more than 10 percent of the equity securities of Tele-Communications, Inc. The Company made loans to Tele-Communications, Inc. and certain of its affiliated companies during 1999 and the largest aggregate amount of indebtedness outstanding at any one time during 1999 was approximately $470 million net of loans participated to the Bank. In March, 1999 Tele-Communications, Inc. merged with AT&T. As of February 25, 2000, Tele-Communications, Inc. and its affiliates had no indebtedness to the Company. In addition to the loans made by the Company, bank subsidiaries of the Company made loans to Tele-Communications, Inc. and certain of its affiliated companies. All of these loans were made for a variety of corporate purposes and bear interest at market rates of interest based on various interest rate indices.

During 1999, J. Carter Bacot, a director of the Company, was a party to a consulting agreement with the Company pursuant to which he was paid $400,000. During 1999, Deno D. Papageorge, a former director and executive officer of the Company, was a party to a consulting agreement with the Company pursuant to which he was paid $50,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers ("Reporting Persons") to file with the Securities and Exchange Commission and the NYSE, within specified monthly and annual due dates, reports relating to their ownership of and transactions in the Company's equity securities.

Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1999, its Reporting Persons have complied with all applicable Section 16(a) filing requirements except that Thomas J. Perna inadvertently failed to timely file one report reporting three transactions.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of December 31, 1999 concerning persons which to the knowledge of the Company had beneficial ownership of more than 5% of the voting securities indicated.

TITLE OF                        NAME AND                         AMOUNT AND NATURE OF    PERCENT
 CLASS                 ADDRESS OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP    OF CLASS
--------    -------------------------------------------------    --------------------    --------
Common
 Stock      FMR Corp.(1)                                              54,972,637          7.465%
            82 Devonshire Street
            Boston, Massachusetts 02109
Common
 Stock      Janus Capital Corporation                                 39,744,371            5.3%
            100 Fillmore Street
            Denver, Colorado 80206-4923

---------------
(1) FMR Corp. through subsidiaries had the sole dispositive power with respect to all of the reported shares and sole power to vote 5,795,316 of such shares. Edward C. Johnson, 3rd, Chairman of FMR Corp., and members of the Edward C. Johnson, 3rd family and trusts for their benefit may be deemed to be a beneficial owner of the shares owned beneficially by FMR Corp.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP to serve as the Company's independent public accountants for the year 2000, and the shareholders will be asked to ratify such appointment at the Annual Meeting. In 1999 the fees paid to Ernst & Young LLP for all services, including their work in connection with registration statements, tax compliance and operational procedures, were approximately $4.4 million.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSAL WITH RESPECT TO TERM LIMITS FOR DIRECTORS

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, who is the owner of 1,336 shares of the Common Stock of the Company, has advised the Company that she intends to present the following proposal at the Annual Meeting:

          RESOLVED: "That the stockholders of Bank of New York Corp. recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years."

PROPONENT'S STATEMENT IN SUPPORT OF RESOLUTION:

          REASONS: "The President of the U.S.A. has a term limit, so do Governors of many states."

          "Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders."

          "No director should be able to feel that his or her directorship is until retirement."

          "If you AGREE, please mark your proxy FOR this resolution."

MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

At the 1996 Annual Meeting 95.7% of the votes cast were voted against this proposal.

The Company operates in a very complex regulatory and competitive environment. Experienced directors have a better understanding of the Company and its operations, officers and employees, as well as the regulatory environment in which your Company operates. It takes time for a new director to become familiar with Company operations. The wholesale turnover of directors which would be caused by arbitrary term limits could disrupt the smooth functioning of your board.

Directors of your Company are not guaranteed a position until retirement. They must be re-nominated at the end of their term and re-elected by the shareholders.

The Company's outside directors also serve on other boards or are officers of other companies. This enables them to bring new ideas and fresh approaches to the Company.

The responsibilities imposed on corporate directors differ from those imposed on public office holders. Since the job of director is not comparable to the job of President of the United States or governor of a state, there is no reason to subject corporate directors to the same limitations.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THE SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL WITH RESPECT TO THE COMPANY'S RIGHTS PLAN

AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036-5687, which is the owner of 20,300 shares of the Common Stock of the Company, has informed the Company that it intends to present the following proposal at the Annual Meeting:

          Resolved: The shareholders of the Bank of New York Company, Inc. ("Bank of New York" or the "Company") request the Board of Directors to redeem any shareholder rights previously issued unless such issuance is approved by the affirmative vote of shareholders, to be held as soon as may be practicable.

PROPONENT'S STATEMENT IN SUPPORT OF RESOLUTION:

          In August of last year shareholders learned that the Bank of New York had been tainted by one of the largest money laundering scandals in U.S. banking history. Over $7 billion was transmitted from Russia through Bank of New York accounts, sullying our Company's reputation and calling into question its basic control and supervisory systems. Federal investigations into possible illegal sources of these funds transferred through Bank of New York accounts are continuing.

          Given the atrocious lapses in oversight by our Company's management and Board we believe now is an appropriate time for increased shareholder power in the governance of our Company. The time has come for the elimination of the Bank of New York's poison pill.

          The Company's poison pill rights plan was first created by the Board of Directors in December of 1985 with the issuance of one preferred stock purchase right for each outstanding share of common stock. This plan was amended several times and had its expiration date extended in March of 1994 for an additional ten years.

          We do not share the Board's view that our Company should have a poison pill rights plan continually in existence for nineteen years without shareholder approval.

          We believe the terms of the rights are designed to discourage or thwart an unwanted takeover of our Company. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, we do not believe that the future possibility of a takeover justifies the unilateral implementation of such a poison pill type device.

          Rights plans like ours have become increasingly unpopular in recent years. In 1999 a majority of shareholders at seventeen companies voted in favor of shareholder proposals asking management to redeem or repeal poison pills.

          The effects of poison pill rights plans on the trading value of companies' stock have been the subject of extensive research. A 1986 study by the Office of the Chief Economist of the U.S. Securities and Exchange Commission on the economics of rights plans states that "The stock-returns evidence suggests that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that might come from increased bargaining leverage of the target management." A 1992 study by Professor John Pound of Harvard University's Corporate Research Project and Lilli A. Gordon of the Gordon Group found a correlation between high corporate performance and the absence of poison pills.

          Given the undeniably undemocratic way in which the share rights have been assigned to shareholders and maintained we believe these rights should either be redeemed or voted on by shareholders.

WE URGE SHAREHOLDERS TO VOTE FOR THIS RESOLUTION!

MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

THE RIGHTS PLAN BENEFITS SHAREHOLDERS.

The Company's Shareholder Rights Plan was not designed to, and does not prevent a takeover of your Company. Instead, the Rights Plan is designed to thwart abusive and coercive tactics that frequently occur in takeovers. The Rights Plan encourages potential acquirors to negotiate directly with the Company and allows all shareholders to benefit equally from an orderly bidding process.

In addition, the Rights Plan gives your board a powerful tool to negotiate a higher price if a takeover offer is received. An acquiror generally seeks to pay the lowest price possible for target company shares.

More recent studies than those cited by AFSCME demonstrate that rights plans increase shareholder value.

     - A 1998 study by Georgeson & Co. concluded that shareholders of target companies with rights plans received significantly higher takeover premiums than shareholders of target companies without rights plans in transactions completed between 1992 and 1996.

     - A 1997 study by J.P. Morgan Securities Inc. concluded that shareholders of companies with rights plans in place received consistently higher premiums in takeovers.

     - A 1993 study by Robert Comment and G. William Schwert of the Bradley Policy Research Center, University of Rochester concluded that rights plans do not deter takeovers but are associated with higher premiums paid to shareholders.

THE RIGHTS PLAN DOES NOT REDUCE MANAGEMENT ACCOUNTABILITY.

Under applicable law your board always has a fiduciary obligation to take actions which are in the best interests of your Company and all shareholders. The Rights Plan does not affect this obligation.

THE RIGHTS PLAN DOES NOT ADVERSELY AFFECT SHAREHOLDER VALUE.

The issuance of the Rights did not weaken the financial strength of your Company. During the last decade, while the Rights Plan has been in effect, your Company has experienced record growth and profitability which has been reflected in the price of your shares.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THE SHAREHOLDER PROPOSAL.

FUTURE SHAREHOLDER PROPOSALS

In accordance with the rules of the Securities and Exchange Commission (the "SEC"), shareholders who intend to present proposals at the 2001 Annual Meeting of Shareholders must submit such proposals in time for them to be received by the Company on or before November 30, 2000, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. A shareholder proposal submitted outside the process of SEC Rule 14a-8 is considered untimely if it is not received by February 15, 2000.

                                          Patricia A. Bicket
                                          Assistant Secretary

March 31, 2000

--------------------------------------------------------------------------------
  THE
BANK OF
   NEW                           A REMINDER ABOUT OUR ANNUAL REPORT
  YORK
  COMPANY, INC.
--------------------------------------------------------------------------------

In support of the continued focus on cost control, The Bank of New York Company, Inc. Annual Report will not be distributed to active employees who own Company stock through any of the Company's benefit plans. Employees who separately own Company stock outside of the benefit plans, registered in their name(s) or in street name, will continue to receive a copy of the Annual Report.

The Annual Report is available on the Company's web page at www.bankofny.com

Any employee who owns Company stock in benefit plans can request a copy of the Annual Report by sending a written request, along with a self-addressed interoffice envelope, to:

                 Tina Di Scalfani, Public Relations, BN-OWS-31









     [DOWN ARROW GRAPHIC]    DETACH PROXY CARD HERE    [DOWN ARROW GRAPHIC]
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
              MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2:
--------------------------------------------------------------------------------
                                                For    Withhold   Exceptions*
1. ELECTION OF DIRECTORS:
   Nominees: Messrs. 01 - Bacot, 02 - Barth,
   03 - Biondi, 04 - Chaney, 05 - Donofrio,
   06 - Griffith, 07 - Hassell, 08 - Kogan,     [  ]        [  ]        [  ]
   09 - Luke, 10 - Malone, 11 - Miller,
   12 - Ms. Rein, Messrs. 13 - Renyi,
   14 - Richardson and 15 - Roberts

                                                For       Against     Abstain

2. Ratification of Auditors.                    [  ]        [  ]        [  ]


   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING BLANK LINE.)
   EXCEPTIONS*____________________________________________________________

--------------------------------------------------------------------------------
            MANAGEMENT RECOMMENDS A VOTE AGAINST PROPOSALS 3 AND 4:
--------------------------------------------------------------------------------

                                                For       Against     Abstain
3. Shareholder Proposal relating to
   term limits for directors.                   [  ]        [  ]        [  ]

                                                For       Against     Abstain
4.  Shareholder Proposal relating to
    the Company's Rights Plan.                  [  ]        [  ]        [  ]

--------------------------------------------------------------------------------

                                                     I agree to access
                                                     future Proxy
                                                     Statements and
                                                     Annual Reports
                                                     electronically.    [  ]

                                                     Address Change
                                                     and/or Comments
                                                     Mark Here          [  ]



                                    Please sign exactly as the name appears
                                    hereon. If stock is held in names of
                                    joint owners, each should sign.

                                    Dated _____________________________,2000


                                     _______________________________________
                                           Signature of Shareholder(s)
                                                   Cede & Co.
                                           Signature of Shareholder(s)



                                           Votes MUST be indicated
                                           (x) in Black or Blue ink. [X]


Sign, Date and Return this Voting Instruction Card
Promptly Using the Enclosed Envelope.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
























--------------------------------------------------------------------------------


                     EMPLOYEES' PROFIT SHARING PLAN FUND D
                        EMPLOYEES' STOCK OWNERSHIP PLAN
                                      AND
                       EMPLOYEES' INCENTIVE SAVINGS PLAN
                       THE BANK OF NEW YORK COMPANY, INC.
                      ONE WALL STREET, NEW YORK, NY 10286

                                     PROXY

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      This card provides voting instructions for shares held in the Employees' Stock Ownership Plan, Employees' Incentive Savings Plan and Fund D under the Employees' Profit Sharing Plan. The undersigned hereby directs the respective fiduciary of each plan in which the undersigned holds shares of The Bank of New York Company, Inc. Common Stock to vote all whole shares of The Bank of New York Company, Inc. Common Stock held in the undersigned's name and / or account under such plan on March 20, 2000 in accordance with the instructions given on the reverse hereof, at the Annual Meeting of Shareholders to be held on May 9, 2000 or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR PROPOSAL (2), AGAINST PROPOSAL (3) AND AGAINST PROPOSAL (4). IN THEIR DISCRETION, THE FIDUCIARIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                   THE BANK OF NEW YORK COMPANY, INC.
                                   101 BARCLAY STREET
                                   A LEVEL - PROXY DEPT


Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  THE                              TWO NEW WAYS TO VOTE YOUR PROXY
BANK OF                             VOTE BY TELEPHONE OR INTERNET
   NEW                               24 HOURS A DAY -7 DAYS A WEEK
  YORK                     SAVE YOUR COMPANY MONEY -IT'S FAST AND CONVENIENT
  COMPANY, INC.
--------------------------------------------------------------------------------


                                   TELEPHONE
                                  800-650-0563

                  -     Use any touch-tone telephone.

                  -     Have your Proxy Form in hand.

                  -     Enter the Control Number located in the box below.

                  -     Follow the simple recorded instructions.

--------------------------------------------------------------------------------
                                       OR
--------------------------------------------------------------------------------

                                    INTERNET

                        http://proxy.shareholder.com/bk

                  -     Go to the website address listed above.

                  -     Have your Proxy Form in hand.

                  -     Enter the Control Number located in the box below.

                  -     Follow the simple instructions.

--------------------------------------------------------------------------------
                                       OR
--------------------------------------------------------------------------------

                                      MAIL

                  -     Mark, sign and date your Proxy Card.

                  -     Detach card from Proxy Form.

                  -     Return the card in the postage-paid envelope provided.

--------------------------------------------------------------------------------


                                    Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.


                                                   800-650-0563
                                              CALL TOLL-FREE TO VOTE

                                           -----------------------------
                                                 CONTROL NUMBER
                                           FOR TELEPHONE/INTERNET VOTING
                                           -----------------------------

[DOWN                                                                     [DOWN
ARROW                                                                     ARROW
GRAPHIC]                                                                GRAPHIC]
     DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET
--------------------------------------------------------------------------------




              MANAGEMENT RECOMMENDS a vote FOR proposals 1 and 2 :
--------------------------------------------------------------------------------
                                                For    Withhold   Exceptions*
1. ELECTION OF DIRECTORS:
   Nominees: Messrs. 01 - Bacot, 02 - Barth,
   03 - Biondi, 04 - Chaney, 05 - Donofrio,
   06 - Griffith, 07 - Hassell, 08 - Kogan,     [  ]        [  ]        [  ]
   09 - Luke, 10 - Malone, 11 - Miller,
   12 - Ms. Rein, Messrs. 13 - Renyi,
   14 - Richardson and 15 - Roberts

                                                For       Against     Abstain

2. Ratification of Auditors.                    [  ]        [  ]        [  ]


   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING BLANK LINE.)
   EXCEPTIONS*____________________________________________________________

--------------------------------------------------------------------------------
            MANAGEMENT RECOMMENDS A VOTE AGAINST PROPOSALS 3 AND 4:
--------------------------------------------------------------------------------

                                                For       Against     Abstain
3. Shareholder Proposal relating to
   term limits for directors.                   [  ]        [  ]        [  ]

                                                For       Against     Abstain
4.  Shareholder Proposal relating to
    the Company's Rights Plan.                  [  ]        [  ]        [  ]

--------------------------------------------------------------------------------

                                                     I agree to access
                                                     future Proxy
                                                     Statements and
                                                     Annual Reports
                                                     electronically.    [  ]

                                                     Address Change
                                                     and/or Comments
                                                     Mark Here          [  ]



                                    Please sign exactly as the name appears
                                    hereon. If stock is held in names of
                                    joint owners, each should sign.

                                    Dated _____________________________,2000


                                     _______________________________________
                                           Signature of Shareholder(s)

                                           Signature of Shareholder(s)



                                           Votes MUST be indicated
                                           (x) in Black or Blue ink. [X]


Sign, Date and Return this Proxy Card
Promptly Using the Enclosed Envelope.

--------------------------------------------------------------------------------

                       THE BANK OF NEW YORK COMPANY, INC.
                      ONE WALL STREET, NEW YORK, NY 10286

                                     PROXY

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Robert J. Goebert, Thomas J. Mastro and Bruce W. Van Saun as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on March 20, 2000 at the Annual Meeting of Shareholders to be held on May 9, 2000 or any adjournment thereof.

      UNLESS OTHERWISE SPECIFIED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR PROPOSAL (2), AGAINST PROPOSAL (3) AND AGAINST PROPOSAL (4). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                   THE BANK OF NEW YORK COMPANY, INC.
                                   P.O. BOX 11198
                                   NEW YORK, N.Y. 10203-0198


Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

--------------------------------------------------------------------------------
  THE
BANK OF
   NEW                           A REMINDER ABOUT OUR ANNUAL REPORT
  YORK
  COMPANY, INC.
--------------------------------------------------------------------------------

In support of the continued focus on cost control, The Bank of New York Company, Inc. Annual Report will not be distributed to active employees who own Company stock through any of the Company's benefit plans. Employees who separately own Company stock outside of the benefit plans, registered in their name(s) or in street name, will continue to receive a copy of the Annual Report.

The Annual Report is available on the Company's web page at www.bankofny.com

Any employee who owns Company stock in benefit plans can request a copy of the Annual Report by sending a written request, along with a self-addressed interoffice envelope, to:

                 Tina Di Scalfani, Public Relations, BN-OWS-31








   [DOWN ARROW GRAPHIC]      DETACH PROXY CARD HERE      [DOWN ARROW GRAPHIC]
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
              MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2:
--------------------------------------------------------------------------------
                                                For    Withhold   Exceptions*
1. ELECTION OF DIRECTORS:
   Nominees: Messrs. 01 - Bacot, 02 - Barth,
   03 - Biondi, 04 - Chaney, 05 - Donofrio,
   06 - Griffith, 07 - Hassell, 08 - Kogan,     [  ]        [  ]        [  ]
   09 - Luke, 10 - Malone, 11 - Miller,
   12 - Ms. Rein, Messrs. 13 - Renyi,
   14 - Richardson and 15 - Roberts

                                                For       Against     Abstain

2. Ratification of Auditors.                    [  ]        [  ]        [  ]


   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING BLANK LINE.)
   EXCEPTIONS*____________________________________________________________

--------------------------------------------------------------------------------
            MANAGEMENT RECOMMENDS A VOTE AGAINST PROPOSALS 3 AND 4:
--------------------------------------------------------------------------------

                                                For       Against     Abstain
3. Shareholder Proposal relating to
   term limits for directors.                   [  ]        [  ]        [  ]

                                                For       Against     Abstain
4.  Shareholder Proposal relating to
    the Company's Rights Plan.                  [  ]        [  ]        [  ]

--------------------------------------------------------------------------------

                                                     I agree to access
                                                     future Proxy
                                                     Statements and
                                                     Annual Reports
                                                     electronically.    [  ]

                                                     Address Change
                                                     and/or Comments
                                                     Mark Here          [  ]



                                    Please sign exactly as the name appears
                                    hereon. If stock is held in names of
                                    joint owners, each should sign.

                                    Dated _____________________________,2000


                                     _______________________________________
                                           Signature of Shareholder(s)
                                                   Cede & Co.
                                           Signature of Shareholder(s)


                                           Votes MUST be indicated
                                           (x) in Black or Blue ink. [X]


Sign, Date and Return this Voting Instruction Card
Promptly Using the Enclosed Envelope.

--------------------------------------------------------------------------------

                         EMPLOYEES' STOCK PURCHASE PLAN
                       THE BANK OF NEW YORK COMPANY, INC.
                      ONE WALL STREET, NEW YORK, NY 10286

                                     PROXY

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Robert J. Goebert, Thomas J. Mastro and Bruce W. Van Saun as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on March 20, 2000 at the Annual Meeting of Shareholders to be held on May 9, 2000 or any adjournment thereof.

      UNLESS OTHERWISE SPECIFIED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR PROPOSAL (2), AGAINST PROPOSAL (3) AND AGAINST PROPOSAL (4). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                 THE BANK OF NEW YORK COMPANY, INC.
                                 101 BARCLAY STREET
                                 A LEVEL - PROXY DEPT


Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

-------------------------------------------------------------------------------

          THE
        BANK OF
========  NEW  ================================================================
         YORK
     COMPANY, INC.


          TO PARTICIPANTS IN THE EMPLOYEES' PROFIT SHARING PLAN FUND D, EMPLOYEES' STOCK PURCHASE PLAN, EMPLOYEES' INCENTIVE SAVINGS PLAN AND THE
                        EMPLOYEES' STOCK OWNERSHIP PLAN


Enclosed is the Proxy Statement for the 2000 Annual Meeting of Shareholders of The Bank of New York Company, Inc.

Also enclosed are one or more proxy cards enabling you to vote the full shares held for your account in each Plan in which you are a participant (fractional share interests are not voted). With respect to full shares held for your account under the Employees' Stock Ownership Plan, Employees' Incentive Savings Plan and Fund D under the Employees' Profit Sharing Plan, by returning the enclosed proxy card relating to such shares, you will be instructing the respective trustees of those Plans to vote the shares held for your account as you have indicated. Your shares are registered in a nominee name, which has executed each of the enclosed proxy cards. Therefore, it is not necessary for you to sign the proxy card(s). Please mark your vote on each card and return each card in the enclosed envelope.


                                                            Patricia A. Bicket
                                                            Assistant Secretary

-------------------------------------------------------------------------------